UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OR
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): March 7, 2002


                             NUTRASTAR INCORPORATED
             (Exact name of registrant as specified in its charter)


         California                    0-27728                 87-0673375
(State or other jurisdiction       (Commission File           (IRS Employer
     of incorporation)                  Number)           Identification Number)

                            1261 Hawk's Flight Court
                            El Dorado Hills, CA 95762
                    (Address of principal executive offices)


                                 (916) 933-7000
              (Registrant's telephone number, including area code)


                                       N/A
          (Former names or former address, if changed from last report)



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Item 4. Changes in Registrant's Certifying Accountant.

On March 7, 2002, the Company's Board of Directors dismissed Hood & Strong, LLP ("H&S") and approved the engagement of Singer, Lewak, Greenbaum & Goldstein, LLP ("SLGG") to replace H&S as the Company's independent accountants for the fiscal year ending December 31, 2001, and thereafter.

The Board based its decision on several factors, including SLGG's experience in the Company's particular industry and SLGG's extensive SEC compliance practice.

The Independent Auditors' Report signed by H&S for the fiscal year ended December 31, 2000, was modified because of a "going concern" uncertainty.

During the initial fieldwork performed by H&S in connection with the accounting work performed on the Company's financial statements, there was an issue between the Company's management and H&S regarding the modification to the financial statements relating to the "going concern" uncertainty, which issue was ultimately resolved to the satisfaction of H&S. There were no other disagreements with H&S on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of H&S, would have caused H&S to make reference to the subject matter of any such disagreement(s) if a report was to be executed.

The Company has requested H&S to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated March 13, 2002, is filed as Exhibit 16.1 to this Form 8-K, as required by
Item 304(a)(3) of Regulation S-B.

Item 7.  Financial Statement, Pro Forma Financial Information and Exhibits.

         (a)      Financial Statements of Business Acquired.           None

         (b)      Pro Forma Financial Information                      None.

         (c)      Exhibits       16.1 Letter on change in Certifying Accountant.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   March 13, 2002

                                 NUTRASTAR INCORPORATED


                                 By: /s/ James W. Kluber
                                     -------------------
                                     James W. Kluber,
                                     Chief Financial Officer
                                     (Authorized Officer and Principal Financial
                                     Officer)



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


                                Index to Exhibits



     Exhibit No.                              Description
     -----------                              -----------

         16.1                 Letter on change in Certifying Accountants




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